EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection  with the quarterly report on Form 10-Q of China Elite Information Co., Ltd. (the “Company”) for the three month period ended August 31, 2011 as filed with the  Securities  and  Exchange  Commission  on the date  hereof  (the “Report”),  I, Li Kin Shing, President, Chief Executive Officer and Chief Financial Officer of the Company,  certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 17, 2011	By	/s/ Li Kin Shing
Li Kin Shing
President, Chief Executive Officer
and Chief Financial Officer